EXHIBIT 99

(1) Jefferies Capital Partners IV LLC ("Manager"), JCP IV LLC ("General Partner"), Brian P. Friedman ("Mr. Friedman") and James L. Luikart ("Mr. Luikart") may be deemed to own beneficially and indirectly the shares of common stock, par value $.01 ("Common Stock"), of Carrols Restaurant Group, Inc. (the "Company"), owned by (i) Jefferies Capital Partners IV L.P. ("Jefferies Capital Partners IV"), which beneficially owns 5,695,472 shares of Common Stock; (ii) Jefferies Employee Partners IV LLC ("Jefferies Employee Partners"), which beneficially owns 655,985 shares of Common Stock; and (iii) JCP Partners IV LLC ("JCP Partners" and, together with Jefferies Capital Partners IV and Jefferies Employee Partners, collectively, "Jefferies Capital Partners" and, together with Manager, General Partner, Mr. Friedman and Mr. Luikart, collectively, the "Reporting Persons"), which beneficially owns 208,282 shares of Common Stock. General Partner is the general partner of Jefferies Capital Partners IV and is the managing member of each of Jefferies Employee Partners and JCP Partners, and has the power to vote or direct the vote, and to dispose or direct the disposition of, the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners, and, in such capacities, may be deemed to beneficially own the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners. General Partner disclaims beneficial ownership of the shares of Common Stock reported herein except to the extent of its pecuniary interest therein. Manager is the manager of Jefferies Capital Partners and the managing member of General Partner, and has the power to vote or direct the vote, and to dispose or to direct the disposition of, the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners. Manager disclaims beneficial ownership of the shares of Common Stock reported herein except to the extent of its pecuniary interest therein. Mr. Luikart and Mr. Friedman are managing members of Manager, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners. Mr. Luikart and Mr. Friedman disclaim beneficial ownership of the shares of Common Stock reported herein except to the extent of their pecuniary interest therein.

(2) On June 16, 2009, Jefferies Capital Partners entered into (i) a letter agreement (the "Madison Purchase Agreement") with Madison Dearborn Capital Partners, L.P. ("MDCP") and Madison Dearborn Capital Partners II, L.P. ("MDCP II" and, together with MDCP, "Madison"), pursuant to which Jefferies Capital Partners IV agreed to purchase 2,457,025 shares of Common Stock from Madison, Jefferies Employee Partners agreed to purchase 282,992 shares of Common Stock from Madison and JCP Partners agreed to purchase 89,852 shares of Common Stock from Madison and (ii) a letter agreement (the "BIB Purchase Agreement" and, together with the Madison Purchase Agreement, the "Purchase Agreements") with BIB Holdings (Bermuda), Ltd. ("BIB"), pursuant to which Jefferies Capital Partners IV agreed to purchase 3,238,447 shares of Common Stock from BIB, Jefferies Employee Partners agreed to purchase 372,993 shares of Common Stock from BIB and JCP Partners agreed to purchase 118,430 shares of Common Stock from BIB. Jefferies Capital Partners will receive the shares of Common Stock reported herein upon the consummation of the transactions contemplated by the Purchase Agreements on or about July 2, 2009.

(3) Jefferies & Company, Inc. ("Jefferies") beneficially owned 228,500 shares of Common Stock as of June 16, 2009. Jefferies Group, Inc. ("Group") may be deemed to beneficially own the shares of Common Stock owned by Jefferies. Each of Jefferies and Group may be considered an affiliate of the Reporting Persons for purposes of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Jefferies Capital Partners and Jefferies entered into an agreement, dated as of June 16, 2009, which contemplates certain arrangements relating to the Common Stock. Each of the Reporting Persons expressly disclaims (i) beneficial ownership of the shares of Common Stock beneficially owned or that may be beneficially owned by Jefferies and/or Group and (ii) that the Reporting Persons and Jefferies and/or Group constitute a "group" for purposes of Section 13 of the Exchange Act.

JEFFERIES CAPITAL PARTNERS IV L.P.
JEFFERIES EMPLOYEE PARTNERS IV LLC
JCP PARTNERS IV LLC


By: JEFFERIES CAPITAL PARTNERS IV LLC,
    as Manager

By: /s/ Brian P. Friedman
    ----------------------------------
Name:  Brian P. Friedman
Title: Managing Member



JCP IV LLC


By: JEFFERIES CAPITAL PARTNERS IV LLC,
    as Managing Member

By: /s/ Brian P. Friedman
    ----------------------------------
Name:  Brian P. Friedman
Title: Managing Member



JEFFERIES CAPITAL PARTNERS IV LLC


By: /s/ Brian P. Friedman
    ----------------------------------
Name:  Brian P. Friedman
Title: Managing Member



/s/ Brian P. Friedman
--------------------------------------
Brian P. Friedman



/s/ James L. Luikart
--------------------------------------
James L. Luikart